EXHIBIT 99.1

CleanSpark Reports Fiscal Year First Quarter 2025 Results

$162.3M quarterly revenue, up 120% from prior year

$241.7M quarterly net income and basic EPS of $0.85

Marginal cost per coin decreases 6% to ~$34,000 at owned facilities

LAS VEGAS, February 6, 2025 -- CleanSpark, Inc. (Nasdaq: CLSK) (the "Company"), America's Bitcoin Miner®, today reported financial results for the quarter ended December 31, 2024.

“This quarter we saw the impact of continuous improvements across what we believe to be the most important industry metrics: operating hashrate, fleet efficiency, marginal cost to mine, bitcoin treasury, and portfolio uptime,” said CleanSpark CEO Zach Bradford. “We exceeded 2024 guidance and surpassed 40 EH/s in January, while driving fleet efficiency down to 16.15 J/Th,” Bradford said. “CleanSpark delivered $162.3 million in revenue at a marginal cost to mine of approximately $34,000 per bitcoin for the quarter.”

“We are well on our way towards achieving 50 EH/s in the first half of 2025. We expect this growth will happen in the communities in which we already operate through expansion and greenfield projects in Wyoming, Tennessee, and Georgia. Our regional expansion strategy was developed and refined in Georgia, and we are now replicating it nationally,” said Bradford.

“Our capital strategy continues to evolve, as demonstrated by the closing of our $650 million convertible bond with industry leading terms, and the conclusion of our at-the-market offering program,” said CleanSpark CFO Gary Vecchiarelli. “We overcame virtually all of the halving impact on the bitcoin block subsidy while growing our current bitcoin treasury to over 10,500 – 100% of which was entirely self-mined by CleanSpark and exclusively in the USA. We have one of the cleanest balance sheets in the industry and look forward to utilizing it through our institutional grade bitcoin treasury team and strategy.”

“CleanSpark’s financial strength continued to grow in fiscal Q1, with 57% gross margin, nearly $2.8 billion in assets, and $1.2 billion in total liquidity. We continue to invest in ourselves because why buy bitcoin at current spot prices when we can mine it for $34,000?” Vecchiarelli concluded.

Financial Highlights: First Quarter Fiscal Year 2025

Financial Results for the Three Months Ended December 31, 2024

•
Quarterly revenues were $162.3 million, an increase of $88.5 million, or 120%, from $73.8 million for the same prior fiscal quarter.

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•
Net income for the three months ended December 31, 2024, was $246.8 million or $0.85 per basic share, compared to $25.9 million or $0.14 per basic share, for the same prior year period.
•
Adjusted EBITDA(1) increased to $321.6 million from $69.1 million from the same period a year ago.

Balance Sheet Highlights as of December 31, 2024

Assets

•
Cash: $276.6 million
•
Bitcoin: $929.1 million
•
Total Current Assets: $1.2 billion
•
Total Mining Assets (including prepaid deposits & deployed miners): $938.8 million
•
Total Assets: $2.8 billion

Liabilities and Stockholders' Equity

•
Current Liabilities: $96.7 million
•
Total long-term debt, net of debt discount & issuance costs: $641.4 million
•
Total Liabilities: $757.7 million
•
Total Stockholders' Equity: $2.0 billion

The Company had working capital of $1.2 billion as of December 31, 2024, including capacity of $50 million on the bitcoin collateralized line of credit.

1See “Non-GAAP Measure” and the related reconciliation below

Investor Conference Call and Webcast

The Company will hold its fiscal Q1 2025 earnings presentation and business update for investors and analysts today, February 6, 2025, at 1:30 p.m. PT / 4:30 p.m. ET.

Webcast URL: clsk.news/q1fy25

The webcast will be accessible for at least 30 days on the Company's website and a transcript of the call will be available on the Company's website following the call.

About CleanSpark

CleanSpark (Nasdaq: CLSK), America’s Bitcoin Miner®, is a market-leading, pure play bitcoin miner with a proven track record of success. We own and operate a portfolio of mining facilities across the United States powered by globally competitive energy prices. Sitting at the intersection of Bitcoin, energy, operational excellence and capital stewardship, we optimize our mining facilities to deliver superior returns to our shareholders. Monetizing low-cost, high reliability energy by securing the most important finite, global asset – Bitcoin – positions us to prosper in an ever-changing world. Visit our website at www.cleanspark.com.

Forward-Looking Statements

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this press release, forward-looking statements include, but may not be limited to, statements regarding the Company’s expectations, beliefs, plans, intentions, and strategies, including its expectations regarding reaching 50 EH/s in the first half of 2025. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "targets," "projects," "contemplates," "believes," "estimates," "forecasts," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions. The forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: the risk that the electrical power available to our facilities does not increase as expected; the success of our digital currency mining activities; the volatile and unpredictable cycles in the emerging and evolving industries in which we operate; increasing difficulty rates for bitcoin mining; bitcoin halving; new or additional governmental regulation; the anticipated import and delivery dates of new miners; the ability to successfully import and deploy new miners and other mining equipment; the dependency on utility rate structures and government incentive programs; dependency on third-party power providers for expansion efforts; the expectations of future revenue growth may not be realized; and other risks described in the Company's prior press releases and in its filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in those filings. Forward-looking statements contained herein are made only as to the date of this press release, and we assume no obligation to update or revise any forward-looking statements as a result of any new information, changed circumstances or future events or otherwise, except as required by applicable law.

Non-GAAP Measure

The Company presents adjusted EBITDA, which is not a measurement of financial performance under generally accepted accounting principles in the United States("GAAP"). The Company's non-GAAP "Adjusted EBITDA" excludes (i) impacts of interest, taxes, and depreciation; (ii) the Company's share-based compensation expense, unrealized gains/losses on securities, and, changes in the fair value of contingent consideration with respect to previously completed acquisitions, all of which are non-cash items that the Company believes are not reflective of the Company's general business performance, and for which the accounting requires management judgment, and the resulting expenses could vary significantly in comparison to other companies; (iii) non-cash impairment losses related to long-lived assets (including goodwill); (iv) realized gains and losses on sales of equity securities, the amounts of which are directly related to the unrealized gains and losses that are also excluded; (v) legal fees related to litigation and various transactions, which fees management does not believe are reflective of the Company's ongoing operating activities; (vi) gains and losses on disposal of assets, the majority of which are related to obsolete or unrepairable machines that are no longer deployed; (vii) gains and losses related to discontinued operations that would not be applicable to the Company's future business activities; and (viii) severance expenses.

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The Company previously excluded non-cash impairment losses related to digital assets and realized gains and losses on sales of bitcoin from its calculation of adjusted EBITDA, but has determined such items are part of the Company's normal ongoing operations and will no longer be excluding them from its calculation of adjusted EBITDA.

Management believes that providing this non-GAAP financial measure that excludes these items allows for meaningful comparisons between the Company's core business operating results and those of other companies, and provides the Company with an important tool for financial and operational decision making and for evaluating its own core business operating results over different periods of time. In addition to management's internal use of non-GAAP adjusted EBITDA, management believes that adjusted EBITDA is also useful to investors and analysts in comparing the Company's performance across reporting periods on a consistent basis. Management believes the foregoing to be the case even though some of the excluded items involve cash outlays and some of them recur on a regular basis (although management does not believe any of such items are normal operating expenses necessary to generate the Company’s bitcoin related revenues). For example, the Company expects that share-based compensation expense, which is excluded from adjusted EBITDA, will continue to be a significant recurring expense over the coming years and is an important part of the compensation provided to certain employees, officers, and directors. Additionally, management does not consider any of the excluded items to be expenses necessary to generate the Company's bitcoin related revenue.

The Company's adjusted EBITDA measure may not be directly comparable to similar measures provided by other companies in our industry, as other companies in the Company's industry may calculate non-GAAP financial results differently. The Company's adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to operating (loss) income or any other measure of performance derived in accordance with GAAP. Although management utilizes internally and presents adjusted EBITDA, the Company only utilizes that measure supplementally and does not consider it to be a substitute for, or superior to, the information provided by GAAP financial results.

Accordingly, adjusted EBITDA is not meant to be considered in isolation of, and should be read in conjunction with, the information contained in the Company's consolidated financial statements, which have been prepared in accordance with GAAP.

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CLEANSPARK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share amounts)

	December 31, 2024	September 30, 2024
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$276,599	$121,222
Restricted cash	3,408	3,056
Prepaid expense and other current assets	10,732	7,995
Bitcoin (see Note 4)	929,080	431,661
Receivable from bitcoin collateral (See Note 9)	—	77,827
Note receivable from GRIID (see Note 5)	—	60,919
Derivative investments	4,496	1,832
Investment in debt security, AFS, at fair value	950	918
Total current assets	$1,225,265	$705,430

Property and equipment, net	$1,256,000	$869,693
Operating lease right of use assets	4,293	3,263
Intangible assets, net	5,945	3,040
Deposits on miners and mining equipment	126,867	359,862
Other long-term assets	25,671	13,331
Goodwill	135,251	8,043
Total assets	$2,779,292	$1,962,662

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$27,622	$82,992
Accrued liabilities	51,006	43,874
Other current liabilities	5,693	2,240
Current portion of loans payable	7,215	58,781
Dividends payable	5,141	—
Total current liabilities	$96,677	$187,887
Long-term liabilities
Loans payable, net of current portion, debt discount and debt issuance costs	641,433	7,176
Deferred income taxes	14,978	5,761
Other long-term liabilities	4,618	997
Total liabilities	$757,706	$201,821

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CLEANSPARK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)

(in thousands, except par value and share amounts)

Stockholders' equity
Preferred stock; $0.001 par value; 10,000,000 shares authorized; Series A shares; 2,000,000 authorized; 1,750,000 issued and outstanding (liquidation preference $0.02 per share) Series X shares; 0 and 1,000,000 authorized, issued and outstanding, respectively	2	3
Common stock; $0.001 par value; 600,000,000 and 300,000,000 shares authorized; 292,566,230 and 270,897,784 shares issued; 280,806,295 and 270,897,784 shares outstanding, respectively	293	271
Additional paid-in capital	2,403,409	2,239,367
Accumulated other comprehensive income	450	418
Accumulated deficit	(237,568)	(479,218)
Treasury stock at cost; 11,759,935 and 0 shares held, respectively	(145,000)	—
Total stockholders' equity	2,021,586	1,760,841

Total liabilities and stockholders' equity	$2,779,292	$1,962,662

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CLEANSPARK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Unaudited, in thousands, except per share and share amounts)

	For the three months ended
	December 31, 2024	December 31, 2023
Revenues, net
Bitcoin mining revenue, net	$162,306	$73,786

Costs and expenses
Cost of revenues (exclusive of depreciation and amortization shown below)	70,290	28,896
Professional fees	3,885	1,572
Payroll expenses	20,869	15,321
General and administrative expenses	10,054	5,003
(Gain) loss on disposal of assets	(791)	677
Gain on fair value of bitcoin, (see Note 2 and Note 4)	(218,206)	(36,041)
Depreciation and amortization	66,229	29,847
Total costs and expenses	$(47,670)	$45,275

Income from operations	209,976	28,511

Other income (expense)
Gain on bitcoin collateral	42,493	—
Gain (loss) on derivative securities	3,622	(1,243)
Interest income	1,476	586
Interest expense	(1,559)	(546)
Total other income (expense)	$46,032	$(1,203)

Income before income tax expense	256,008	27,308
Income tax expense	9,217	1,399
Net income	$246,791	$25,909

Preferred stock dividends	5,141	579

Net income attributable to common shareholders	$241,650	$25,330

Other comprehensive income	32	29

Total comprehensive income attributable to common shareholders	$241,682	$25,359

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CLEANSPARK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (Continued)

(Unaudited, in thousands, except per share and share amounts)

	For the three months ended
	December 31, 2024	December 31, 2023
Income from operations per common share - basic	$0.85	$0.14

Weighted average common shares outstanding - basic	284,549,900	178,809,264

Income from operations per common share - diluted	$0.83	$0.14

Weighted average common shares outstanding - diluted	297,887,140	180,783,535

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CLEANSPARK, INC.

RECONCILIATION OF ADJUSTED EBITDA

(Unaudited, in thousands)

	For the Three Months Ended December 31,
($ in thousands)	2024	2023
Reconciliation of non-GAAP Adjusted EBITDA
Net income	$246,791	$25,909
Depreciation and amortization	66,229	29,847
Share-based compensation expense	3,021	9,953
Unrealized loss (gain) of derivative security	(3,622)	1,243
Interest income	(1,476)	(586)
Interest expense	1,559	546
(Gain)/Loss on disposal of assets	(791)	677
Income tax expense	9,217	1,399
Fees related to financing & business development transactions	373	—
Litigation & settlement related expenses	348	—
Severance and other expenses	—	102
Non-GAAP adjusted EBITDA	$321,649	$69,090

Investor Relations Contact
Barbara Domingo
702-989-7693
ir@cleanspark.com

Media Contact
Eleni Stylianou
702-989-7694
pr@cleanspark.com

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